Exhibit 4.2
FORM OF WARRANT

NEITHER THIS SECURITY NOR ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELF-REGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

VEMICS, INC.

COMMON STOCK WARRANT

No.________                                                                                                                                                                                                                              Date:

Vemics, Inc., a Nevada corporation (the “Company”), hereby certifies that Edward Newman, their permissible transferees, designees, successors and assigns (collectively, the “Holder”), for value received, is entitled to purchase from the Company at any time commencing on the effective date (the “Effective Date”), which shall be the date listed at the top of this Warrant, and terminating on the 5th anniversary of such date (the “Termination Date”) up to __________ (_________) shares (each, a “Share” and collectively the “Shares”) of the Company’s common stock, par value $0.001 per Share (the “Common Stock”), at an exercise price per Share equal to $_.__ (the “Exercise Price”).  The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

          1.           Method of Exercise; Payment.

                (a)           Cash Exercise.  The purchase rights represented by this Warrant may be exercised, for cash only, by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the "Notice of Exercise") attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by  wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b)           Cashless Exercise.  Any time after the date of issuance of this Warrant, other than with respect to the Basket Shares, this Warrant may be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Fair Market Value on the trading day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

(c)           Forced Exercise.  In the event the Company’s Common Stock shall trade at least 50,000 shares per day at an average price of at least $.75 per share for a period of 20 consecutive trading days, then the Company shall have the right to require the Holder to exercise this Warrant in its entirety.  Notwithstanding the foregoing, the Company shall only have a right to require the Holder to exercise this Warrant to the extent that the shares of Common Stock issuable upon exercise hereof are either registered for resale under the Securities Act or may be sold without restriction based upon exemption from the Federal securities laws.  The Company shall have a period of five days from the Trigger Event to give notice to the holder electing to force the exercise of this Warrant.  The Holder will then have a period of 30 calendar days in which to exercise this Warrant and pay the exercise price to the Company.

(d)           Stock Certificates.  In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise.  In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

(e)           Taxes.  The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

          2.           Warrant.

                                (a)           Exchange, Transfer and Replacement.  At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the warrant or warrants surrendered.

                                (b)           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

                                (c)           Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company.  The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

 (d)           Warrant Register.  The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          3.           Rights and Obligations of Holders of this Warrant.  The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

          4.           Adjustments.

(a)           Stock Dividends, Reclassifications, Recapitalizations, Etc.  While this Warrant is outstanding, in the event the Company:  (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b)           Combination: Liquidation.  While this Warrant is outstanding, (i) In the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof).  Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. “Combination” means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity; (ii)  In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price.  In case of any Combination described in this Section 4, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the Holders of the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above.  After such funds and the surrendered Warrant are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant.

(c)           Notice of Adjustment.  Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant in accordance with Section 10 a certificate of the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of  Warrant after giving effect to such adjustment.

(d)           Current Market Value.  “Current Market Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934 and/or traded on a national securities exchange, quotation system or bulletin board, as amended (the “Exchange Act”), (a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm’s-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined by an independent financial expert or an agreed upon financial valuation model or (ii) if the security is registered under the Exchange Act and/or traded on a national securities exchange, quotation system or bulletin board, the average of the daily closing bid prices (or  the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the common Stock is being traded (each, a “Trading Day”) during the period commencing thirty (30) days before such date and ending on the date one day prior to such date.

          5.           Registration Rights.  The Holder is entitled to the benefit of such registration rights in respect of the Shares as are set forth in the Subscription Agreement dated as of ____, _______ by and between the Company and the Holder.

          6.           Fractional Shares.  In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share, calculated on the basis of the Exercise Price.

          7.           Legends.  Prior to issuance of the shares of Common Stock underlying this Warrant, all such certificates representing such shares shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

          8.           Disposition of Warrants or Shares.  The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act.  Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

          9.           Merger or Consolidation.  The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

        10.           Notices.  Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery.  Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice.  All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 10):

if to the Company:	Vemics, Inc
523 Avalon Gardens Drive
Nanuet, NY 10954
Attn:  Fred Zolla, CEO
Tel: 845.371.7380
Fax: 845.215.0132

If to the Holder to the Holder’s address on the books and records of the Company.

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section.

    11.           Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company. This restriction may not be waived without the consent of the Holder.

        12.           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

        13.           Successors and Assigns.  This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        14.           Headings.  The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

        15.           Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

        16.           Modification and Waiver.  This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

        17.           Specific Enforcement.  The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

        18.           Assignment.  Subject  to prior written approval by the Company, this Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant, as Exhibit B hereto, and, upon the Company’s receipt hereof, and in any event, within five (5) business days thereafter, the Company shall issue a warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

VEMICS, INC.
Dated:	By:_______________________________ Name: Fred Zolla Title: Chief Executive Officer

EXERCISE FORM

VEMICS, INC.

The  undersigned  _______________,  pursuant  to  the  provisions  of  the  within  Warrant,  hereby  elects  to  purchase  _____  shares  of  Common  Stock  of  Vemics,  Inc.  covered  by  the  within  Warrant.

Dated:	Signature:

Address:

ASSIGNMENT

FOR   VALUE   RECEIVED,   _________________   hereby   sells,   assigns   and   transfers   unto  __________________ the within Warrant and all rights evidenced thereby and does irrevocably  constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the  within named corporation.

Dated:	Signature:

Address:

PARTIAL ASSIGNMENT

FOR   VALUE   RECEIVED,   _________________   hereby   sells,   assigns   and   transfers   unto  __________________  the  right  to  purchase  _________  shares  of  Warrant  Stock  evidenced  by  the within Warrant together with all rights therein, and does irrevocably constitute and appoint  ___________________,  attorney,  to  transfer  that  part  of  the  said  Warrant  on  the  books  of  the  within named corporation.

Dated:	Signature:

Address:

FOR USE BY THE ISSUER ONLY:

This  Warrant  No.  _____________  canceled  (or  transferred  or  exchanged)  this  _____  day  of  ___________, _____, shares of Common Stock issued therefor in the name

To:
Vemics, Inc.
523 Avalon Gardens Drive
Nanuet, New York 10954

NOTICE OF CASHLESS EXERCISE

The  undersigned  hereby  irrevocably  elects  to  exchange  its  Warrant  for  ___________  shares of Warrant Stock pursuant to the cashless exercise provisions of the within Warrant, as provided for in Section 1 of such Warrant, and requests that a certificate or certificates for such shares be issued in      the name of and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of shares of Warrant Stock shall not be all the Warrant Stock which the undersigned    is entitled to purchase in accordance with the within Warrant, that a new Warrant for the balance of the  Warrant  Stock  covered  by  the  within  Warrant  be  registered  in  the  name  of,  and  delivered  to,  the  undersigned at the address stated below.

Dated:_________________________	Name:_________________________
(Print)
Address:_________________________

________________________________ (Signature)

(Signature  must  conform  in  all  respects  to  the  name  of  the  Holder  as  specified  on  the  face  of the Warrant)

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of Vemics, Inc., a Nevada corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Vemics, Inc., a Nevada corporation, with full power of substitution of premises.

Dated:	By:_______________________________ Name: Title: (signature must conform to name of holder as specified on the fact of the Warrant)
Address:

Signed in the presence of :___________________________________________

Dated:_________________________________